                                 EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                               State/Country of Incorporation
                                               ------------------------------
CULLIGAN INTERNATIONAL COMPANY                             Delaware
   Bruner Corporation                                      Delaware
   Burr Ridge Insurance Company                            Vermont
   Culligan Acquisition Corp.                              Delaware
   Culligan Acquisition Corporation                        Minnesota
   Winokur Water Conditioning, Inc.                        Connecticut
      Winokur Water Treatment Co., Inc.                    Connecticut
      Winokur Water Systems, Inc.                          Connecticut
      Winokur Water Systems Corp.                          New York
   Culligan of Canada, Ltd.                                Canada
      Culligan Water Conditioning (Ontario) Ltd.           Canada
      Water Conditioning Finance Ltd.                      Canada
      Zyza Chem Limited                                    British Columbia
   Culligan Consumer Direct, Inc.                          Delaware
   Culligan Des Plaines Valley Water Conditioning, Inc.    Illinois
   Culligan Distribution Services, Inc.                    Iowa
   Culligan Dutchess-Putnam Water Conditioning, Inc.       New York
   Culligan Espana S.A.                                    Spain
   Culligan of Florida, Inc.                               Florida
      R&S McCoy Corporation                                Florida
      Florida Bottled Water Company                        Florida
      McCoy Transport, Inc.                                Florida
      H2O Ventures, Inc.                                   Florida
      Gold Coast Water Technologies, Inc.                  Florida
   Culligan France S.A.                                    France
      Aqua Franche Comte                                   France
      A.T.S. (Acqua Technologies Services)                 France
      Blanchard Aqua Service                               France
      C.E.A.E. (Comptoir Europeen d' Affinage de l'Eau)    France
      Culligan Aquitaine                                   France
      Culligan Lorraine                                    France
      Culligan Somme-Oise                                  France
      E.A.U. (Exploitation Adoucisseurs unites
      de traitements)                                      France
      G.E.A. (Generale Eco Affinage)                       France
      Sofadim                                              France
      Technino                                             France
      Traitement Des Eaux Du Littoral                      France
      Loire Affinage                                       France
      Pierre Moret S.A.                                    France
   Culligan Hungary Vizkezelesi Rt                         Hungary
   Culligan International (UK) Ltd.                        England
      Aqua-Dial Ltd.                                       England
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      Culligan London Ltd.                                 England
      Culligan Anglia Ltd.                                 England
      Dewplan Ltd.                                         England
      Waterside plc                                        England
   Culligan Italiana S.p.A.                                Italy
      Idracos spa                                          Italy
      Tecnoservice srl                                     Italy
      Tecnoacque srl                                       Italy
      PTA srl                                              Italy
   Culligan N.V.                                           Belgium
      Aqua Europe                                          Belgium
   Culligan Operating Services, Inc.                       Delaware
   Culligan Peninsula Industrial Water Conditioning Co.    California
   Culligan Sales Company, Inc.                            Delaware
   Culligan (Switzerland) S.A.                             Switzerland
   Culligan Water Company, Inc.                            Delaware
   Culligan Water Company of El Paso, Inc.                 Delaware
   Culligan Water Company of Nebraska, Inc.                Delaware
   Culligan Water Company of New York                      Delaware
   Culligan Water Company of Ohio, Inc.                    Delaware
      225 V.C., Inc.                                       Ohio
      Central Ohio Water Treatment Systems, Inc.           Ohio
      Culligan Water Conditioning of Cleveland, Inc.       Ohio
      Culligan Water Conditioning of Richmond, Indiana     Indiana Partnership
      Southern Ohio Water Treatment Systems,
      Inc. - Zanesville                                    Ohio
      Southern Ohio Water Treatment Systems,
      Inc. - Springfield                                   Ohio
      Southern Ohio Water Treatment Systems, Inc.          Ohio
      Southern Ohio Water Treatment Systems,
      Inc. - Middletown                                    Ohio
   Culligan Water Company of San Diego, Inc.               Delaware
   Culligan Water Company of Tennessee, Inc.               Delaware
   Culligan Water Company of Washington, Inc.              Delaware
      Water Quality Control, Inc.                          Washington
   Culligan Water Conditioning, Inc.                       Wisconsin
   Culligan Water Conditioning of Battle Creek, Inc.       Michigan
   Culligan Water Conditioning of Butler, Inc.             Pennsylvania
   Culligan Water Conditioning of Greater Detroit          Michigan
   Culligan Water Conditioning of Houston, Inc.            Texas
   Culligan Water Conditioning of Orange County            California
      Layton Soft Water, Inc.                              California
      Layton Manufacturing Corp.                           California
   Culligan Water Conditioning of South Bend, Inc.         Indiana
   Culligan Water Conditioning of Tippecanoe County, Inc.  Indiana
   CWC Finance Corp.                                       Illinois
   CWC, Inc.                                               New Jersey
   CWC International, Inc.                                 Delaware
   CWG, Inc.                                               Delaware
      Culligan Wassertechnik GmbH                          Germany
   CWM International, Inc.                                 Delaware
      Culligan de Mexico S.A. de C.V.                      Mexico
   Dallas-Ft. Worth Water Quality, Inc.                    Texas
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   Elkhart Water Conditioning, Inc.                        Indiana
   Enerserve N.V.                                          Netherlands Antilles
   Enerserve (Antigua) Limited                             Antigua
   Enersave Company Limited                                Anguilla
   Everpure, Inc.                                          Nevada
      Everpure Japan, Inc.                                 Japan
      N.V. Everpure (Europe) S.A.                          Belgium
   Greater Chicago Culligan Water Conditioning, Inc.       Illinois
   High Quality Water Service, Inc.                        California
   Indiana Soft Water Services, Inc.                       Indiana
   Inland Empire Dealership Property, Inc.                 California
   St. Louis Soft Water Service, Inc.                      Missouri
   Santa Barbara Dealership Property, Inc.                 California
   Sparkling S.A.                                          Argentina
   Ultra Pure Systems, Inc.                                Minnesota
      U.S. Water Products, Inc.                            California


CULLIGAN (UK) LIMITED                                      England
   Protean plc                                             England
      Protean (UK) Holdings Ltd.                           England
         Elga Ltd.                                         England
            DWA Verwaltungs GmbH (Germany)                 Germany
            DWA GmbH & Co. KG (Germany)                    Germany
         Elga Environmental Ltd.                           England
         Elga Group Services Ltd.                          England
         Chromacol Ltd.                                    England
         Epsom Glass Industries Ltd.                       England
         LIP (Equipment & Services) Ltd.                   England
         Jenway Ltd.                                       England
         Wittersley Ltd.                                   England
            HPLC Technology Company Ltd.                   England
         Lenton Thermal Designs Ltd.                       England
         Carbolite Furnaces Ltd.                           England
      Protean (overseas) Holdings Ltd.                     England
         Protean Inc. (USA)
            Techne Inc. (USA)
               Techne Cambridge Ltd. (UK)
            FTS Systems Inc. (USA)                         New York
            Jenway Inc. (USA)                              Delaware
            Carbolite Inc. (USA)                           Wisconsin
            Elga Inc. (USA)                                Delaware
            Amchro Inc. (USA)                              Delaware
         Elga GmbH (Germany)                               Germany
         Elga Ltd. (Ireland)                               Ireland
         Elga SA (France)                                  France
            DWA SARL (France)                              France
            SDICO SARL (France)                            France


PLYMOUTH PRODUCTS, INC.                                    Delaware
   Ametek Filters, Limited                                 England
   APIC International S.A.                                 France
   AFIMO S.A.M.                                            Monaco